Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports First-Quarter 2022 Financial Results
News Summary
▪First-quarter GAAP revenue of $18.4 billion, down 7% year over year (YoY), and non-GAAP revenue of $18.4 billion, down 1% YoY, exceeded January guidance. Achieved record quarterly revenue in Intel's Network and Edge Group, Mobileye and Intel Foundry Services businesses.
▪First-quarter GAAP earnings-per-share (EPS) was $1.98; non-GAAP EPS was $0.87, which exceeded January guidance by $0.07. Exceeded January guidance for EPS and gross margin.
▪Reaffirming full-year 2022 revenue guidance.
SANTA CLARA, Calif., April 28, 2022 -- Intel Corporation today reported first-quarter 2022 financial results.
“Q1 was a strong start to the year, exceeding expectations on both the top- and bottom-line," said Pat Gelsinger, Intel CEO. "With a $1 trillion market opportunity ahead of us, we remain laser focused on our IDM 2.0 strategy. We executed well against that strategy in Q1, delivering key product and technology milestones and announcing plans to expand our manufacturing capacity in both the US and Europe to meet the continued demand for semiconductors and drive a more balanced, resilient global supply chain.”

“Intel delivered strong first-quarter financial results, and we are reaffirming our full-year revenue guidance," said David Zinsner, Intel CFO. "We remain committed to the financial framework we laid out at Intel's Investor Meeting, including diligently managing the business to drive both growth and profitability and create shareholder value."

Q1 2022 Financial Highlights

	GAAP			Non-GAAP
	Q1 2022	Q1 2021	vs. Q1 2021	Q1 2022	Q1 2021	vs. Q1 2021
Revenue ($B)	$18.4	$19.7	down 7%	$18.4^	$18.6	down 1%
Gross Margin	50.4%	55.2%	down 4.8 ppt	53.1%	58.8%	down 5.7 ppt
R&D and MG&A ($B)	$6.1	$5.0	up 23%	$5.5	$4.4	up 25%
Operating Margin	23.7%	18.8%	up 4.9 ppt	23.1%	35.1%	down 12 ppt
Tax Rate	16.0%	14.0%	up 2.1 ppt	12.9%	13.8%	down 0.9 ppt
Net Income ($B)	$8.1	$3.4	up 141%	$3.6	$5.5	down 35%
Earnings Per Share	$1.98	$0.82	up 141%	$0.87	$1.34	down 35%
In the first quarter, the company generated $5.9 billion in cash from operations and paid dividends of $1.5 billion.

Note: 2021 non-GAAP results excludes the NAND memory business. We completed the first closing of the divestiture on December 29, 2021. Full reconciliations between GAAP and non-GAAP measures are provided below.
^ No adjustment on a non-GAAP basis

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Business Unit Summary
Intel previously announced several organizational changes to accelerate its execution and innovation by allowing it to capture growth in both large traditional markets and high-growth emerging markets. This includes the reorganization of Intel's business units to capture this growth and provide increased transparency, focus and accountability. As a result, the company modified its segment reporting to align to the previously announced business reorganization. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally manages and monitors operating segment performance starting in fiscal year 2022.

Key Business Unit Revenue and Trends	Q1 2022	vs. Q1 2021
Client Computing Group (CCG)	$9.3 billion	down	13%
Datacenter and AI Group (DCAI)	$6.0 billion	up	22%
Network and Edge Group (NEX)	$2.2 billion	up	23%
Accelerated Computing Systems and Graphics Group (AXG)	$219 million	up	21%
Mobileye	$394 million	up	5%
Intel Foundry Services (IFS)	$283 million	up	175%
Business Highlights
▪During the quarter, CCG saw continued adoption of 12th generation Alder Lake, and the Alder Lake family now has more than 250 designs planned this year.
▪DCAI began shipping initial SKUs of Sapphire Rapids on Intel 7 to select customers in the first quarter and unveiled its new dual-track roadmap that utilizes both Intel's performance and efficient cores to provide high density, ultra-efficient compute for the cloud.
▪NEX introduced the newest Xeon® D processors and Open Vino toolkit which will continue to advance the software defined network and edge.
▪AXG launched the Intel® ArcTM A-series GPUs for laptops. Alchemist, the first of these products, began shipping to customers this quarter.
▪Mobileye demonstrated its True Redundancy sensing system operating hands-free, a significant milestone in preparation for the debut of its planned robotaxi services in Israel and Germany.
▪IFS continued to make progress across technology, IP, and customer engagement and now has over 30 test chips committed to Intel 16 this year. In the quarter Intel announced its intent to acquire Tower Semiconductor which is expected to accelerate IFS’ goal of becoming a globally diverse end-to-end foundry with one of the broadest portfolios of differentiated technology in the industry.
The company also made strides towards creating a balanced and resilient supply chain for semiconductor manufacturing with new investments announced in the U.S. and Europe, along with the opening of the latest leading-edge research and development factory in Oregon.
Intel VisiON 2022
As Intel continues to execute its strategy for long-term growth, it will be making a series of product and technology announcements at Intel VisiON 2022, taking place May 10-11, 2022, at the Gaylord Texan Resort and Convention Center in Texas. Intel VisiON is the second event in the Intel ON Series; it is dedicated to the future of business and technology and will feature executive keynotes, business insight panels, workshops, and an ecosystem showcase. More information about Intel VisiON 2022, including access to the live public website and replay, can be found at www.intel.com/vision.

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Business Outlook
Intel's guidance for the second quarter and full year includes both GAAP and non-GAAP estimates. Reconciliations between GAAP and non-GAAP financial measures are included below.

Q2 2022	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$18.0 billion	$18.0 billion^
Gross Margin	48%	51%
Tax rate	4%	12%
Earnings per share	$0.50	$0.70

Full-Year 2022	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$76.0 billion	$76.0 billion^
Gross Margin	49%	52%
Tax rate	9%	12%
Earnings per share	$4.19	$3.60
Full-year net capital spending	$27 billion	$27 billion^
Adjusted free cash flow	N/A	($1-2 billion)
Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its first quarter of 2022. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The Q1'22 Earnings Presentation, webcast replay, and audio download will also be available on the site.

^ No adjustment on a non-GAAP basis.

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Forward-Looking Statements
Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "achieve," "anticipates," "expects," "intends," "goals," "plans," "grow," "guidance," "believes," "seeks," "estimates," "continues," "committed," "on-track," "may," "will," "would," "should," "could," "accelerate," "ramp," "deliver," "path," "roadmap," "progress," "forecast," "likely," "future," "potential," "positioned," "increasing," "opportunity," "upcoming," "outlook," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to Intel's strategy and its anticipated benefits, including updates to our reporting structure; manufacturing expansion, financing and investment plans, including the impacts of such plans such as our announced investments in the U.S. and abroad; plans and goals related to Intel’s foundry business; future external foundry usage; projected costs and yield trends; supply expectations, including regarding industry shortages, constraints, limitations, pricing and sufficiency of future supply; pending transactions, including the pending acquisitions of Tower Semiconductor Ltd. and Granulate Cloud Solutions Ltd; the proposed initial public offering of Mobileye; total addressable market (TAM) and market opportunity; business plans and financial expectations; future macroeconomic and geopolitical conditions; future legislation, including any expectations regarding anticipated financial and other benefits or incentives thereunder; tax- and accounting-related expectations; future responses to and effects of the COVID-19 pandemic; future products, technology, and services, and the expected regulation, availability, production and benefits of such products, technology, and services, including product ramps, manufacturing goals, plans, timelines, and future progress, future process nodes and technologies including Intel 20A, RibbonFET, and PowerVia, process performance parity and leadership expectations, future product architectures, Alder Lake, Sapphire Rapids, and future GPU and IPU products; future business, social and environmental performance, goals, measures and strategies; expectations regarding customers, including with respect to designs, wins, orders, and partnerships; projections regarding competitors; and anticipated trends in our businesses or the markets relevant to them, including with respect to future demand and industry growth, also identify forward-looking statements. All forward-looking statements included in this release are based on management's expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this presentation. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that can cause actual results to differ materially from the company's expectations.
▪Demand for Intel's products is highly variable and can differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels, and the levels of customer capital spending; the introduction, availability, and market acceptance of Intel's products, products used together with Intel products, and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns or forecasts including order cancellations; changes in customer needs and emerging technology trends; and changes in the level of inventory and computing capacity at customers.
▪Intel's results can vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources, including as a result of ongoing industry shortages of components and substrates; suppliers extending lead times, experiencing capacity constraints, limiting or canceling supply, allocating supply to other customers including competitors, delaying or canceling deliveries or increasing prices, or other supply chain issues; product manufacturing quality/yields; and changes in capital requirements and investment plans. Variations in results can also be caused by the timing of Intel product introductions and related expenses, including marketing programs and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, as well as decisions to exit product lines or businesses, which can result in restructuring and asset impairment charges.

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▪Intel's results can be affected by adverse economic, social, political, regulatory, and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including recession or slowing growth, military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns (including the COVID-19 pandemic), fluctuations in currency exchange rates, inflation, interest rate risks, sanctions and tariffs, political disputes, changes in government grants and incentives, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad. Results can also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, including changes or uncertainty related to the U.S. government entity list and changes in the ability to obtain export licenses, which can be changed without prior notice. For example, in response to Russia’s war with Ukraine, numerous countries and organizations have imposed financial and other sanctions and export controls against Russia and Belarus, while businesses, including the Company, have limited or suspended Russian operations. Russia has likewise imposed currency restrictions and regulations and may further take retaliatory trade or other actions, including the nationalization of foreign businesses.
▪The COVID-19 pandemic has previously adversely affected significant portions of Intel's business and could have a material adverse effect on Intel's financial condition and results of operations. The pandemic has resulted in authorities imposing numerous measures to try to contain the virus, including manufacturing, transportation, and operational restrictions or disruptions, such as the recent Shanghai port shutdown. These measures have impacted and may further impact our workforce and operations, the operations of our customers, and those of our respective vendors, suppliers, and partners. Restrictions on our manufacturing or support operations or workforce, or similar limitations for our vendors and suppliers, can impact our ability to meet customer demand and could have a material adverse effect on us. Restrictions or disruptions of transportation, or disruptions in our customers’ operations and supply chains, may adversely affect our results of operations. The pandemic has caused us to modify our business practices. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, and illness and workforce disruptions could lead to unavailability of our key personnel and harm our ability to perform critical functions. The pandemic has significantly increased economic and demand uncertainty. Demand for our products could be materially harmed in the future. The pandemic could lead to increased disruption and volatility in capital markets and credit markets, which could adversely affect our liquidity and capital resources. The degree to which COVID-19 impacts our results will depend on future developments, which are highly uncertain. The impact of the pandemic can also exacerbate other risks discussed in this section.
▪Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, we have entered new areas and introduced adjacent products, such as our intention to become a major provider of foundry services, and we face new sources of competition and uncertain market demand or acceptance of our offerings with respect to these new areas and products, and they do not always grow as projected.
▪Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (TCJA), and current expected income and can be affected by changes in interpretations of TCJA and other laws; changes in the volume and mix of profits earned and location of assets across jurisdictions with varying tax rates; changes in the estimates of credits, benefits, and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
▪Intel's results can be affected by gains or losses from equity securities and interest and other, which can vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.
▪Product defects or errata (deviations from published specifications) can adversely impact our expenses, revenues, and reputation.
▪We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services.

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▪Cybersecurity incidents, whether or not successful, can affect Intel's results by causing us to incur significant costs or disrupting our operations or those of our customers and suppliers, and can result in reputational harm.
▪Intel's results can be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, commercial, disclosure, and other issues, as well as by the impact and timing of settlements and dispute resolutions. For example, in the first quarter of 2022, the General Court in the European Commission (EC) competition matter annulled the EC's findings against Intel regarding rebates, as well as the fine previously imposed on and paid by Intel. $1.2 billion was returned to Intel in February, and the EC has appealed this decision to the Court of Justice.
▪Intel's results can be affected by the impact and timing of closing of acquisitions, divestitures, and other significant transactions, such as the pending acquisitions of Tower Semiconductor Inc. and Granulate Cloud Solutions Ltd, and the proposed initial public offering of Mobileye. In addition, these transactions do not always achieve our financial or strategic objectives and can disrupt our ongoing business and adversely impact our results of operations. We may not realize the expected benefits of portfolio decisions due to numerous risks, including unfavorable prices and terms; changes in market conditions; limitations due to regulatory or governmental approvals, contractual terms, or other conditions; and potential continued financial obligations associated with such transactions. Risks and uncertainties relating to the sale of our NAND memory business to SK hynix are described in our Form 10-K filed with the SEC on January 22, 2021.
Detailed information regarding these and other factors that could affect Intel's business and results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.
© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Income and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; unaudited)	Apr 2, 2022	Mar 27, 2021
Net revenue	$18,353	$19,673
Cost of sales	9,109	8,819
Gross margin	9,244	10,854
Research and development	4,362	3,623
Marketing, general and administrative	1,752	1,328
Restructuring and other charges	(1,211)	2,209
Operating expenses	4,903	7,160
Operating income	4,341	3,694
Gains (losses) on equity investments, net	4,323	368
Interest and other, net	997	(156)
Income before taxes	9,661	3,906
Provision for taxes	1,548	545
Net income	$8,113	$3,361

Earnings per share—basic	$1.99	$0.83
Earnings per share—diluted	$1.98	$0.82

Weighted average shares of common stock outstanding:
Basic	4,079	4,056
Diluted	4,107	4,096

	Three Months Ended
(In Millions)	Apr 2, 2022	Mar 27, 2021
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,079	4,056
Dilutive effect of employee equity incentive plans	28	40
Weighted average shares of common stock outstanding—diluted	4,107	4,096

Stock buyback:
Shares repurchased	—	40
Cumulative shares repurchased (in billions)	5.8	5.8
Remaining dollars authorized for buyback (in billions)	$7.2	$7.2

Other information:
Employees (in thousands)	122.9	111.3

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions)	Apr 2, 2022	Dec 25, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$6,215	$4,827
Short-term investments	32,481	24,426
Accounts receivable	7,074	9,457
Inventories
Raw materials	1,596	1,441
Work in process	6,928	6,656
Finished goods	3,411	2,679
	11,935	10,776
Assets held for sale	236	6,942
Other current assets	4,627	2,130
Total current assets	62,568	58,558

Property, plant and equipment, net	66,718	63,245
Equity investments	6,036	6,298
Goodwill	27,011	26,963
Identified intangible assets, net	6,813	7,270
Other long-term assets	7,210	6,072
Total assets	$176,356	$168,406

Liabilities
Current liabilities
Short-term debt	$4,459	$4,591
Accounts payable	7,210	5,747
Accrued compensation and benefits	2,731	4,535
Other accrued liabilities	14,922	12,589
Total current liabilities	29,322	27,462
Debt	32,788	33,510
Income taxes payable	4,372	4,305
Deferred income taxes	1,547	2,667
Other long-term liabilities	5,191	5,071
Stockholders' equity
Common stock and capital in excess of par value, 4,089 issued and outstanding (4,070 issued and outstanding as of December 25, 2021)	29,244	28,006
Accumulated other comprehensive income (loss)	(1,002)	(880)
Retained earnings	74,894	68,265
Total stockholders' equity	103,136	95,391
Total liabilities and stockholders' equity	$176,356	$168,406

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Three Months Ended
(In Millions; unaudited)	Apr 2, 2022	Mar 27, 2021

Cash and cash equivalents, beginning of period	$4,827	$5,865
Cash flows provided by (used for) operating activities:
Net income	8,113	3,361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,847	2,454
Share-based compensation	707	425
Restructuring and other charges	17	2,209
Amortization of intangibles	501	448
(Gains) losses on equity investments, net	(4,325)	(299)
(Gains) losses on divestitures	(1,121)	—
Changes in assets and liabilities:
Accounts receivable	2,384	(426)
Inventories	(1,147)	180
Accounts payable	(128)	303
Accrued compensation and benefits	(1,884)	(1,283)
Prepaid customer supply agreements	(6)	(1,566)
Income taxes	1,219	383
Other assets and liabilities	(1,286)	(841)
Total adjustments	(2,222)	1,987
Net cash provided by operating activities	5,891	5,348
Cash flows provided by (used for) investing activities:
Additions to property, plant and equipment	(4,604)	(3,972)
Additions to held for sale NAND property, plant and equipment	(193)	(416)
Purchases of short-term investments	(19,091)	(6,574)
Maturities and sales of short-term investments	10,490	8,009
Sales of equity investments	4,682	86
Proceeds from divestitures	6,544	—
Other investing	(468)	866
Net cash used for investing activities	(2,640)	(2,001)
Cash flows provided by (used for) financing activities:
Payments on finance leases	(299)	—
Proceeds from sales of common stock through employee equity incentive plans	589	565
Repurchase of common stock	—	(2,301)
Payment of dividends to stockholders	(1,487)	(1,411)
Other financing	(666)	(873)
Net cash provided by (used for) financing activities	(1,863)	(4,020)
Net increase (decrease) in cash and cash equivalents	1,388	(673)
Cash and cash equivalents, end of period	$6,215	$5,192

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions)	Apr 2, 2022	Mar 27, 2021
Operating segment revenue:
Client Computing
Desktop	$2,641	$2,770
Notebook	5,959	6,956
Other	694	997
	9,294	10,723

Datacenter and AI	6,034	4,940
Network and Edge	2,213	1,799
Accelerated Computing Systems and Graphics	219	181
Mobileye	394	377
Intel Foundry Services	283	103
All other	67	1,724
Total operating segment revenue	$18,504	$19,847

Operating income (loss):
Client Computing	$2,827	$4,288
Datacenter and AI	1,686	1,706
Network and Edge	366	243
Accelerated Computing Systems and Graphics	(390)	(176)
Mobileye	148	171
Intel Foundry Services	(31)	(34)
All other	(265)	(2,504)
Total operating income	$4,341	$3,694
The following table presents intersegment revenue before eliminations:

Total operating segment revenue	$18,504	$19,847
Less: Accelerated Computing Systems and Graphics intersegment revenue	(151)	(174)
Total net revenue	$18,353	$19,673

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We derive a substantial majority of our revenue from our principal products that incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multichip package, which is based on Intel's architecture.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:
▪CCG includes products designed for end-user form factors, focusing on higher growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing other products such as connectivity and graphics.
▪DCAI includes a broad portfolio of CPUs, domain specific accelerators, FPGAs and memory, designed to empower datacenter and hyperscale solutions for diverse computing needs.
▪NEX includes programmable platforms and high-performance connectivity and compute solutions designed for market segments such as cloud networking, communications networks, retail, industrial, healthcare, and vision.
▪AXG includes CPUs for high performance computing (HPC) and GPUs targeted for a range of workloads and platforms from gaming and content creation to HPC and AI in the data center.
▪Mobileye includes the development and deployment of advanced driver assistance systems (ADAS) and autonomous driving technologies and solutions.
▪IFS is a services provider offering a combination of leading-edge packaging and process technology, world-class differentiated internal IPs (ie: x86, graphics, AI), broad 3rd party ecosystem and silicon design support.
We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments.
We have an "all other" category that includes revenue, expenses, and charges such as:
▪historical results of operations from divested businesses;
▪results of operations of start-up businesses that support our initiatives;
▪amounts included within restructuring and other charges;
▪employee benefits, compensation, and other expenses not allocated to the operating segments (beginning the first quarter of 2022, this includes all of our stock-based compensation); and
▪acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. Certain of these non-GAAP financial measures are used in our performance-based RSUs and our annual cash bonus plan.
Starting in the first quarter of 2022, we incrementally exclude from our non-GAAP results, share-based compensation and all gains and losses on equity investments. The adjustment for all gains and losses on equity investments includes the ongoing mark-to-market adjustments previously excluded from our non-GAAP results.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated using an appropriate tax rate for each adjustment. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Restructuring and other charges	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include a benefit in Q1 2022 related to the annulled EC fine, a charge in Q1 2021 related to the VLSI litigation, and periodic goodwill and asset impairments, pension charges, and costs associated with restructuring activity.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide better comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of the company’s core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Gains (losses) from divestiture	Gains or losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, impairment charges, and sale of equity investments and other.	We exclude these non-operating earnings for better comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
NAND memory business
We completed the first closing of the divestiture of our NAND memory business to SK hynix on December 29, 2021 and fully deconsolidated our ongoing interests in the NAND OpCo Business in the first quarter of 2022.

We exclude the impact of our NAND memory business in certain non-GAAP measures. While the second closing of the sale is still pending and subject to closing conditions, management does not view the historical results of the business as part of the company’s core operations. We believe these adjustments provide investors with a useful view, through the eyes of management, of the company’s core business model and how management currently evaluates core operational performance. In making these adjustments, we have not made any changes to our methods for measuring and calculating revenue or other financial statement amounts.

Tax Reform	Adjustments for Tax Reform reflect the impact of a change in tax law from 2017 Tax Reform related to the capitalization of R&D costs.
We exclude the impacts of this 2022 change in U.S. tax treatment of R&D costs for purposes of calculating certain non-GAAP measures as we believe these adjustments facilitate a better evaluation of our current operating performance and comparison to past operating results.

Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted to exclude 1) additions to property, plant and equipment, net of proceeds from capital grants received, 2) payments on finance leases, and 3) proceeds from the McAfee equity sale.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business. Since the 2017 divestiture, McAfee equity distributions and sales have contributed to operating and free cash flow, and while the McAfee equity sale in Q1 2022 would typically be excluded from adjusted free cash flow as an equity sale, we believe including the sale proceeds in adjusted free cash flow facilitate a better, more consistent comparison to past presentations of liquidity.

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Apr 2, 2022	Mar 27, 2021
GAAP net revenue	$18,353	$19,673
NAND memory business	—	(1,107)
Non-GAAP net revenue	$18,353	$18,566

GAAP gross margin	$9,244	$10,854
Acquisition-related adjustments	353	312
Share-based compensation	148	71
NAND memory business	—	(317)
Non-GAAP gross margin	$9,745	$10,920

GAAP gross margin percentage	50.4%	55.2%
Acquisition-related adjustments	1.9%	1.6%
Share-based compensation	0.8%	0.4%
NAND memory business	—%	1.7%
Non-GAAP gross margin percentage[1]	53.1%	58.8%

GAAP R&D and MG&A	$6,114	$4,951
Acquisition-related adjustments	(51)	(52)
Share-based compensation	(559)	(353)
NAND memory business	—	(146)
Non-GAAP R&D and MG&A	$5,504	$4,400

GAAP operating income	$4,341	$3,694
Acquisition-related adjustments	404	364
Restructuring and other charges	(1,211)	2,209
Share-based compensation	707	425
NAND memory business	—	(171)
Non-GAAP operating income	$4,241	$6,521

GAAP operating margin	23.7%	18.8%
Acquisition-related adjustments	2.2%	1.9%
Restructuring and other charges	(6.6)%	11.2%
Share-based compensation	3.9%	2.2%
NAND memory business	—%	1.0%
Non-GAAP operating margin[1]	23.1%	35.1%

GAAP tax rate	16.0%	14.0%
Tax Reform	1.1%	—%
Income tax effects	(4.2)%	(0.2)%
Non-GAAP tax rate	12.9%	13.8%
[1] Our reconciliations of GAAP to non-GAAP prior year gross margin and operating margin percentage reflect the exclusion of our NAND memory business from net revenue.

Intel/Page 15

	Three Months Ended
(In Millions, Except Per Share Amounts)	Apr 2, 2022	Mar 27, 2021
GAAP net income	$8,113	$3,361
Acquisition-related adjustments	404	364
Restructuring and other charges	(1,211)	2,209
Share-based compensation	707	425
(Gains) losses from divestiture	(1,121)	—
(Gains) losses on equity investments, net	(4,323)	(368)
NAND memory business	—	(171)
Tax Reform	(374)	—
Income tax effects	1,391	(331)
Non-GAAP net income	$3,586	$5,489

GAAP earnings per share—diluted	$1.98	$0.82
Acquisition-related adjustments	0.10	0.09
Restructuring and other charges	(0.30)	0.54
Share-based compensation	0.17	0.10
(Gains) losses from divestiture	(0.27)	—
(Gains) losses on equity investments, net	(1.05)	(0.09)
NAND memory business	—	(0.04)
Tax Reform	(0.09)	—
Income tax effects	0.33	(0.08)
Non-GAAP earnings per share—diluted	$0.87	$1.34

Three Months Ended
(In Millions)	Apr 2, 2022
GAAP cash from operations	$5,891
Net additions to property, plant and equipment	(4,604)
Payments on finance leases	(299)
Sale of equity investment	4,561
Adjusted free cash flow	$5,549
GAAP cash used for investing activities	$(2,640)
GAAP cash provided by (used for) financing activities	$(1,863)

Intel/Page 16
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial outlook prepared in accordance with U.S. GAAP and the reconciliations from this Business Outlook should be carefully evaluated.
Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(In Billions, Except Per Share Amounts)	Q2 2022 Outlook	Full-Year 2022
	Approximately	Approximately
GAAP gross margin	48.1%	49.3%
Amortization of acquisition-related intangible assets	1.8%	1.8%
Share-based compensation	1.1%	0.9%
Non-GAAP gross margin[1]	51.0%	52.0%

GAAP tax rate	4%	9%
Tax reform	3%	9%
Income tax effects	5%	(6)%
Non-GAAP tax rate	12%	12%

GAAP earnings per share—diluted	$0.50	$4.19
Acquisition-related adjustments	0.09	0.36
Restructuring and other charges	0.01	(0.27)
Share-based compensation	0.23	0.82
(Gains) losses from divestiture	(0.01)	(0.30)
(Gains) losses on equity investments, net	(0.05)	(1.12)
Tax Reform	(0.03)	(0.22)
Income tax effects	(0.04)	0.14
Non-GAAP earnings per share—diluted	$0.70	$3.60

(In Billions)	Full-Year 2022
GAAP cash from operations	$21.3
Net additions to property, plant and equipment	(27.0)
Payments on finance leases	(0.4)
Sale of equity investment	4.6
Adjusted free cash flow	$(1.5)